Exhibit 99.1

XBP Europe Holdings, Inc. Reports First Quarter 2025 Results

May 15, 2025

First Quarter 2025 Highlights

●	Revenue of $37.7 million, a decrease of 1.2% year-over-year and increase of 5.7% sequentially
●	Gross margin of 30.1%, a 380 bps increase year-over-year and 190 bps increase sequentially
●	Adjusted EBITDA of $3.7 million, an increase of 25.6% year-over-year and decrease of 16.1% sequentially

LONDON, UK and Santa Monica, CA, May 15, 2025 (GLOBE NEWSWIRE) – XBP Europe Holdings, Inc. (“XBP Europe” or “the Company”) (NASDAQ: XBP), a pan-European integrator of bills, payments, and related solutions and services seeking to enable the digital transformation of its clients, announced today its financial results for the quarter ended March 31, 2025.

“Our strong momentum continued into 2025, reflected by growing revenue, gross margin, and Adjusted EBITDA. We saw revenue growth for the third straight quarter, along with gross margin expansion on a year-over-year and sequential basis, driven by expanded use of AI technology and improved operational leverage,” said Andrej Jonovic, Chief Executive Officer of XBP Europe.

First Quarter Highlights

●	Revenue: Total Revenue was $37.7 million, a decrease of 1.2% year-over-year and an increase of 5.7% sequentially.

●	Bills & Payments segment revenue was $26.3 million, a decline of 1.2% year-over-year and an increase of 1.8% sequentially.

●	Technology segment revenue was $11.4 million, a decrease of 1.0% year-over-year and an increase of 16% sequentially.

●

Operating Loss: Operating Loss was $1.8 million compared to Operating Profit of $1.3 million a year ago and $1.0 million in the 4Q 2024. The decline was primarily driven by the recognition of $3.8 million of non-cash stock-based compensation due to accelerated vesting of RSUs and Options. When adjusted for this item, our Operating Profit was $2.0 million in the quarter, an improvement of $0.7 million year-over-year and $1.0 million sequentially, driven primarily by higher gross profit.

●

Net Loss: Net loss from continuing operations was $3.9 million. Adjusting for the previously mentioned non-cash stock-based compensation expense, our net loss from continuing operations was $0 million, compared with a net loss from continuing operations of $0.9 million a year ago and $0.2 million in the fourth quarter 2024.

●

Adjusted EBITDA(1): Adjusted EBITDA from Continuing Operations was $3.7 million, an increase of $0.8 million or 25.5% year-over-year. Adjusted EBITDA margin was 9.8%, an increase of 210 basis points year-over-year.

●	Adequate Liquidity: The Company’s cash and cash equivalents totaled $9.7 million as of March 31, 2025.

Pending Acquisition: As announced on March 4, 2025, XBP Europe has entered into an exclusive, non-binding letter of intent with Exela Technologies, Inc. to acquire Exela Technologies BPA, LLC (“BPA”), a leading provider of business process automation solutions. The closing of the acquisition will be subject to BPA completing a corporate reorganization which is expected to create a sustainable capital structure with a substantially deleveraged balance sheet. If completed, the acquisition will expand XBP Europe’s revenue to approximately $1 billion from $143 million on a pro forma basis for the year ending December 31, 2024. The parties have agreed to act in good faith to negotiate definitive agreements, complete due diligence, undertake necessary regulatory approvals, and seek any necessary approvals, including from XBP Europe's shareholders. Accordingly, there can be no assurance that a definitive agreement will be entered into or that the proposed transaction will be consummated. Readers are cautioned that those portions of the LOI that describe the proposed transaction are non-binding. XBP Europe only intends to announce additional details regarding the proposed transaction if and when a definitive agreement is executed.

Below is the note referenced above:

(1)	Adjusted EBITDA is a non-GAAP measure. A reconciliation of Adjusted EBITDA is attached to this release.

Supplemental Investor Presentation

An investor presentation relating to our first quarter 2025 performance is available at investors.xbpeurope.com. This information has also been furnished to the SEC in a current report on Form 8-K.

About Non-GAAP Financial Measures

This press release includes constant currency, EBITDA, and Adjusted EBITDA, each of which is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company believes these non-GAAP financial measures provide investors with useful insights into the Company’s financial performance, results of operations, and liquidity, helping them understand the Company’s business trends and compare its results.

The Company’s board of directors and management use these measures to evaluate the Company’s performance on a consistent basis across periods by excluding effects of the Company’s capital structure (such as varying debt levels, interest expense, and transaction costs from the November 2023 business combination). Adjusted EBITDA also seeks to remove the effects of integration and related restructuring expenses and other similar non-routine items, some of which are outside management’s control. Restructuring expenses are primarily related to the implementation of strategic actions and initiatives related to the rightsizing of the business. All of these costs are variable and dependent upon the nature of the actions being implemented and can vary significantly driven by business needs. Accordingly, due to that significant variability, we exclude these charges since we do not believe they truly reflect our past, current or future operating performance.

The constant currency presentation excludes the impact of fluctuations in foreign currency exchange rates. We calculate constant currency revenue and Adjusted EBITDA on a constant currency basis by converting our current-period local currency financial results using the exchange rates from the corresponding prior-period and compare these adjusted amounts to our corresponding prior period reported results.

The Company does not consider these non-GAAP measures in isolation or as an alternative to liquidity or financial measures determined in accordance with GAAP. A limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures and therefore the basis of presentation for these measures may not be comparable to similarly-titled measures used by other companies. These non-GAAP financial measures are not required to be uniformly applied, are not audited and should not be considered in isolation or as substitutes for results prepared in accordance with GAAP, and their presentation may not be comparable to similar measures used by other companies. Net loss is the GAAP measure most directly comparable to the non-GAAP measures presented here. For a reconciliation of the comparable GAAP measures to these non-GAAP financial measures, see the schedules attached to this release.

Forward-Looking Statements

Certain statements included in this press release are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may”, “should”, “would”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “seem”, “seek”, “continue”, “future”, “will”, “expect”, “outlook” or other similar words, phrases or expressions. These forward-looking statements include statements regarding future events, estimated or anticipated future results and benefits, future opportunities for XBP Europe Holdings, Inc. (together with its subsidiaries, the “Company”) and its industry, and other statements that are not historical facts. These statements reflect the current expectations of Company management and are not guarantees of actual performance. Actual results may differ materially due to a number of risks and uncertainties, including without limitation: (1) legal proceedings against the Company or others; (2) the Company’s inability to meet the continued listing standards of Nasdaq or another securities exchange; (3) disruptions from the proposed acquisition of Exela Technologies BPA, LLC (“BPA”) and related bankruptcy proceedings of BPA and certain of its subsidiaries’; (4) failure to realize benefits from the November 2023 business combination with CF Acquisition Corp. VIII; (5) acquisition-related costs; (6) changes in laws or regulations; (7) adverse effects from economic, business, or competitive factors; (8) market volatility due to geopolitical and economic factors; (9) challenges in achieving profitability, retaining clients, managing growth, or recruiting and retaining personnel; and (10) other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Annual Report on Form 10-K filed on March 19, 2025, as amended, and subsequent filings with the Securities and Exchange Commission (the “SEC”). In addition, forward-looking statements represent the Company’s expectations, plans or forecasts as of the date of this communication. Subsequent events may alter these assessments, and they should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this release.

About XBP Europe

XBP Europe is a pan-European integrator of bills, payments and related solutions and services seeking to enable digital transformation of its more than 2,000 clients. The Company’s name – ‘XBP’ stands for ‘exchange for bills and payments’ and reflects the Company’s strategy to connect buyers and suppliers, across industries, including banking, healthcare, insurance, utilities and the public sector, to optimize clients’ bills and payments and related digitization processes. The Company provides business process management solutions with proprietary software suites and deep domain expertise, serving as a technology and services partner for its clients. Its cloud-based structure enables it to deploy its solutions across the European market, along with the Middle East and Africa. The physical footprint of XBP Europe spans 15 countries and approximately 30 locations and a team of approximately 1,500 individuals. XBP Europe believes its business ultimately advances digital transformation, improves market wide liquidity by expediting payments, and encourages sustainable business practices. For more information, please visit: www.xbpeurope.com.

For more XBP Europe news, commentary, and industry perspectives, visit: https://www.xbpeurope.com/

And please follow us on social:

X: https://X.com/XBPEurope

Facebook: https://www.facebook.com/XBPEurope/

Instagram: https://www.instagram.com/xbp_europe/

LinkedIn: https://www.linkedin.com/company/xbp-europe/

The information posted on XBP Europe's website and/or via its social media accounts may be deemed material to investors. Accordingly, investors, media and others interested in XBP Europe should monitor XBP Europe’s website and its social media accounts in addition to XBP Europe’s press releases, SEC filings and public conference calls and webcasts.

Investor and/or Media Contacts:

investors@xbpeurope.com

XBP Europe Holdings, Inc.

Condensed Consolidated Balance Sheets

As of March 31, 2025 and December 31, 2024

(in thousands of United States dollars except share and per share amounts)

(Unaudited)

	March 31,	December 31,
	2025	2024
ASSETS
Current assets
Cash and cash equivalents	$9,681	$12,099
Accounts receivable, net of allowance for credit losses of $929 and $1,198, respectively	26,928	19,810
Inventories, net	3,650	3,823
Prepaid expenses and other current assets	5,756	4,228
Current assets held for sale	1,526	1,378
Total current assets	47,541	41,338
Property, plant and equipment, net of accumulated depreciation of $42,655 and $40,325, respectively	12,223	11,272
Operating lease right-of-use assets, net	4,861	4,805
Goodwill	22,656	21,666
Intangible assets, net	1,173	1,121
Deferred income tax assets	7,101	7,026
Long term notes receivable	2,280	—
Other noncurrent assets	1,142	817
Total assets	$98,977	$88,045

LIABILITIES AND STOCKHOLDERS’ DEFICIT
LIABILITIES
Current liabilities
Accounts payable	$13,507	$12,553
Related party payables	4,544	5,443
Accrued liabilities	25,015	17,993
Accrued compensation and benefits	17,951	16,482
Customer deposits	328	277
Deferred revenue	7,419	6,870
Current portion of finance lease liabilities	4	12
Current portion of operating lease liabilities	1,826	1,734
Current portion of long-term debts	5,443	4,958
Current liabilities held for sale	1,761	2,443
Total current liabilities	77,798	68,765
Related party notes payable	1,512	1,451
Long-term debt, net of current maturities	24,289	23,966
Pension liabilities	10,862	10,339
Operating lease liabilities, net of current portion	3,227	3,271
Other long-term liabilities	1,677	1,599
Total liabilities	$119,365	$109,391
Commitments and Contingencies (Note 13)

STOCKHOLDERS’ DEFICIT
Preferred stock, par value of $0.0001 per share; 10,000,000 shares authorized; none issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	—	—
Common Stock, par value of $0.0001 per share; 200,000,000 shares authorized; 35,711,498 shares issued and outstanding as of March 31, 2025 and 30,166,102 shares issued and outstanding as of December 31, 2024, respectively	36	30
Additional paid in capital	7,494	1,611
Accumulated deficit	(28,055)	(23,705)
Accumulated other comprehensive loss:
Foreign currency translation adjustment	(102)	474
Unrealized pension actuarial gains, net of tax	239	244
Total accumulated other comprehensive loss	137	718
Total stockholders’ deficit	(20,388)	(21,346)
Total liabilities and stockholders’ deficit	$98,977	$88,045

XBP Europe Holdings, Inc.

Condensed Consolidated Statements of Operations

For the three months ended March 31, 2025 and 2024

(in thousands of United States dollars except share and per share amounts)

(Unaudited)

	Three months ended March 31,
	2025	2024
Revenue, net	$37,531	$38,047
Related party revenue, net	142	66
Cost of revenue (exclusive of depreciation and amortization)	26,309	28,062
Related party cost of revenue	9	18
Selling, general and administrative expenses (exclusive of depreciation and amortization)	10,953	6,968
Related party expense	1,562	926
Depreciation and amortization	627	808
Operating profit (loss)	$(1,787)	1,331
Other expense (income), net
Interest expense, net	1,721	1,417
Related party interest expense, net	23	19
Foreign exchange losses, net	(71)	753
Changes in fair value of warrant liability	2	(37)
Pension income, net	(369)	(423)
Net loss before income taxes	$(3,093)	(398)
Income tax expense	762	460
Net loss from continuing operations	$(3,855)	(858)
Net loss from discontinued operations, net of income taxes	(495)	(1,350)
Net loss	$(4,350)	$(2,208)
Loss per share:
Basic and diluted - continuing operations	$(0.12)	$(0.03)
Basic and diluted - discontinued operations	(0.02)	(0.04)
Basic and diluted	$(0.14)	$(0.07)

XBP Europe Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

For the three months ended March 31, 2025 and 2024

(in thousands of United States dollars)

(Unaudited)

	Three months ended March 31,
	2025	2024
Cash flows from operating activities
Net loss	$(4,350)	$(2,208)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	542	776
Amortization of intangible assets	117	181
Debt issuance cost amortization	105	—
Credit loss expense	(274)	217
Changes in fair value of warrant liability	2	(37)
Stock-based compensation expense	3,587	—
Unrealized foreign currency losses (gains)	(546)	759
Change in deferred income taxes	156	44

Change in operating assets and liabilities
Accounts receivable	(5,816)	(1,160)
Inventories	285	(102)
Prepaid expense and other assets	(1,547)	(1,342)
Accounts payable	377	1,463
Related party payables	(267)	(1,711)
Accrued expenses and other liabilities	6,151	(791)
Deferred revenue	288	492
Customer deposits	261	(191)
Net cash used in operating activities	(929)	(3,610)

Cash flows from investing activities
Purchase of property, plant and equipment	(968)	(385)
Additions to internally developed software	(123)	—
Net cash used in investing activities	(1,091)	(385)

Cash flows from financing activities
Borrowings under secured borrowing facility	—	37
Principal payments on 2024 Term Loan A Facility	(189)	—
Principal payments on 2024 Term Loan B Facility	(552)	—
Principal payments on long-term obligations	—	(235)
Proceeds from secured credit facility	1,655	976
Principal payments on secured credit facility	(1,356)
Principal payments on finance leases	(8)	(100)
Net cash provided by (used in) financing activities	(450)	678
Effect of exchange rates on cash and cash equivalents	90	(87)
Net increase (decrease) in cash and cash equivalents	(2,380)	(3,404)

Cash and equivalents, beginning of period, including cash from discontinued operations	12,106	6,905
Cash and equivalents, end of period, including cash from discontinued operations	$9,726	$3,501

Supplemental cash flow data:
Income tax payments, net of refunds received	271	(16)
Interest paid	928	534

XBP Europe Holdings, Inc.

Schedule 1: Reconciliation of Adjusted EBITDA and constant currency revenues

Reconciliation of Non-GAAP Financial Measures to GAAP Measures

Non-GAAP constant currency revenue reconciliation
	Three Months ended March 31,
($ in thousands)	2025	2024
Revenues, as reported (GAAP)	37,673	38,113
Foreign currency exchange impact (1)	766	-
Revenues, at constant currency (Non-GAAP)	38,438	38,113

Reconciliation of Adjusted EBITDA from Continuing Operations

	Three Months Ended March 31,
(dollars in thousands)	2025	2024
Net loss from continuing operations	$(3,855)	$(858)
Income tax expense	762	460
Interest expense including related party interest expense, net	1,744	1,436
Depreciation and amortization	627	807
EBITDA from continuing operations	(722)	1,846
Restructuring and related expenses(2)	667	332
Foreign exchange losses, net	(71)	752
Stock-based compensation expense(3)	3,818	—
Changes in fair value of warrant liability	2	(37)
Transaction Fees(4)	—	49
Adjusted EBITDA from continuing operations	$3,694	$2,942

(1)	Constant currency excludes the impact of foreign currency fluctuations and is computed by applying the average exchange rates for the quarter ended March 31, 2024, to the revenues during the corresponding period in 2025.
(2)	Adjustment represents costs associated with restructuring, including employee severance and vendor and lease termination costs.
(3)	Related to accelerated vesting of RSU and stock awards.
(4)	Represents transaction costs incurred as part of the Business Combination.

Reconciliation of Adjusted EBITDA from Discontinued Operations

	Three Months Ended March 31,
(dollars in thousands)	2025	2024
Net loss from discontinued operations, net of income taxes	$(495)	$(1,350)
Income tax expense	—	—
Interest expense, net	14	10
Depreciation and amortization	32	150
EBITDA from discontinued operations	(449)	(1,190)
Foreign exchange losses (gains), net	(359)	80
Adjusted EBITDA from discontinued operations	$(808)	$(1,110)

Source: XBP Europe Holdings, Inc.